UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

SYMYX TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Central Expressway		95051
Santa Clara, California		(Zip Code)
(Address of principal executive offices)

(408) 764-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2007, Symyx Technologies, Inc., a Delaware corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent and L/C Issuer (the “Agent”), and each lender from time to time a party thereto. Under the Credit Agreement, the Agent will provide a $25 million aggregate commitment for a two-year revolving credit facility and issuances of letters of credit for the Company’s account (the “Facility”), secured by substantially all of the Company’s assets.  The Facility is further secured by the unconditional Guaranty (the “Guaranty”) dated September 28, 2007 by Symyx Tools, Inc., a California corporation, Symyx Software, Inc., an Oregon corporation, and Symyx Technologies International, Inc., a Delaware corporation, all wholly-owned subsidiaries of the Company (collectively, the “Subsidiaries”), in favor of the Agent and each lender from time to time party to the Credit Agreement.  The Guaranty is secured by substantially all of the Subsidiaries’ assets pursuant to the terms of the Subsidiary Security Agreement dated September 28, 2007 by and among the Subsidiaries and the Agent.

Loans under the Credit Agreement will bear interest at either (i) for Eurodollar rate loans, the rate per annum equal to the British Bankers Association LIBOR plus a margin ranging from 0.25 percent to 0.50 percent or (ii) a formula based on the Agent’s prime rate and the federal funds effective rate.  Subject to certain conditions stated in the Credit Agreement, the Company may borrow, pre-pay and re-borrow amounts under the Facility at any time during the term of the Credit Agreement.  The Credit Agreement will terminate and all amounts owing thereunder will be due and payable on September 28, 2009, unless the commitments are earlier terminated, either at the Company’s request or, if an event of default occurs, by the lenders.  The Company may also, upon the agreement of either the Agent or additional banks not currently party to the Credit Agreement, increase the commitments under the Facility up to an additional $50 million. The Credit Agreement contains customary representations, warranties, and affirmative and negative covenants, including financial covenants and events of default.  The negative covenants set forth in the Credit Agreement include restrictions on additional indebtedness and liens, fundamental changes and entering into burdensome agreements.  The financial covenants require the Company to meet quarterly financial tests with respect to consolidated net worth and consolidated interest coverage ratio, and financial tests with respect to consolidated leverage ratio.

The foregoing summary of certain terms of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.28 hereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective October 1, 2007, the Company completed the previously announced purchase of all of the outstanding capital stock of MDL Information Systems, Inc., a Delaware corporation, MDL Information Systems AG, a company organized under the laws of Switzerland, MDL Information Systems KK, a company organized under the laws of Japan, and MDL Information Systems (Sweden) AB, a company organized under the laws of Sweden (collectively the “MDL Group Companies”), along with certain assets of Elsevier Limited, a company organized under the laws of England and Wales (“Elsevier UK”), and MDL Information Systems (UK) Limited, a company organized under the laws of England and Wales (“MDL (UK) Limited”), pursuant to the terms of the Sale Agreement (the “Agreement”) dated August 9, 2007, by and among the Company, Elsevier Inc., a New York corporation, Elsevier Swiss Holdings S.A., a company organized under the laws of Switzerland, Elsevier Japan KK, a company organized under the laws of Japan, Elsevier UK and MDL (UK) Limited, for $123 million in cash, subject to a working capital adjustment as set forth in the Agreement.  Of the $123 million purchase price, the parties place a $10 million in escrow pending their determination of any detriments suffered or benefits enjoyed by the MDL Group Companies as a result of pre-closing intercompany transactions by certain MDL Group Companies.

The foregoing summary of certain terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which has been filed as Exhibit 10.25 to the prior report on Form 8-K filed August 15, 2007 and is incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 2, 2007, in connection with the completion of purchase of the outstanding capital stock of the MDL Group Companies and certain assets of Elsevier UK and MDL (UK) Limited pursuant to the terms of the Sale Agreement, the Company committed to a restructuring plan that will result in a reduction of approximately 124 employees of the Company and the MDL Group Companies, comprised of approximately 104 positions in the United States and approximately 20 positions overseas.  The Company expects to complete the restructuring plan by the end of the fourth quarter of fiscal 2007.

As a result of the restructuring plan, the Company expects to record a restructuring charge in the fourth quarter of fiscal 2007 relating to severance and facilities costs. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan. The Company cannot presently determine the amount of restructuring charges to be incurred or the amount of cash expenditure to be made, but will file an amended report on Form 8-K within four business days after it makes such determination.

This report contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the restructuring plan. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by these forward-looking statements, including, among others, risks and uncertainties related to the Company’s ability to obtain the capital necessary to fund its operations on acceptable terms; the possibility that the Company may require more cash than anticipated for its operating or restructuring activities; the Company’s need to retain skilled employees and consultants; and other risks detailed from time to time in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and other periodic filings with the SEC. The Company does not undertake any obligation to update forward-looking statements.

Item 8.01.	Other Events.

On October 2, 2007, the Company issued a press release entitled “Symyx Technologies, Inc. Closes Acquisition of MDL Information Systems.”  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this report under Item 8.01 (including Exhibit 99.1) is being furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)	Exhibits

10.25*	Sale Agreement by and among Elsevier Inc., Elsevier Swiss Holdings S.A., Elsevier Japan KK, Elsevier Limited and MDL Information Systems (UK) Limited as sellers and Symyx Technologies, Inc. as buyer

10.28 #
Credit Agreement, dated as of September 28, 2007, by and among Symyx Technologies, Inc. as borrower, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders from time to time party thereto

99.1	Press Release of Symyx Technologies, Inc., entitled “Symyx Technologies, Inc. Closes Acquisition of MDL Information Systems,” dated October 2, 2007

_______________
*	Previously filed.
#	ALL SCHEDULES AND ATTACHMENTS TO THE CREDIT AGREEMENT HAVE BEEN OMITTED. COPIES OF SUCH SCHEDULES AND ATTACHMENTS WILL BE FURNISHED SUPPLEMENTALLY TO THE SEC UPON REQUEST.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.

Date: October 4, 2007	By:	/s/ Rex S. Jackson

Rex S. Jackson
Executive Vice President,
General Counsel and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.25*	Sale Agreement by and among Elsevier Inc., Elsevier Swiss Holdings S.A., Elsevier Japan KK, Elsevier Limited and MDL Information Systems (UK) Limited as sellers and Symyx Technologies, Inc. as buyer
10.28 #
Credit Agreement, dated as of September 28, 2007, by and among Symyx Technologies, Inc. as borrower, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders from time to time party thereto

99.1	Press Release of Symyx Technologies, Inc., entitled “Symyx Technologies, Inc. Closes Acquisition of MDL Information Systems,” dated October 2, 2007

_______________
*	Previously filed.
#	ALL SCHEDULES AND ATTACHMENTS TO THE CREDIT AGREEMENT HAVE BEEN OMITTED. COPIES OF SUCH SCHEDULES AND ATTACHMENTS WILL BE FURNISHED SUPPLEMENTALLY TO THE SEC UPON REQUEST.